EXHIBIT 21

                            FRANKLIN RESOURCES, INC.
                    FOR FISCAL YEAR ENDED SEPTEMBER 30, 1998
                        LIST OF PRINCIPAL SUBSIDIARIES*
                                                                  State or
                                                                 Nation of
Name                                                           Incorporation
--------------------------------------------------------------------------------

Closed Joint-Stock Company Templeton                            Russia
Continental Property Management Company                         California
FCC Receivables Corp.                                           Delaware
Franklin Advisers, Inc.                                         California
Franklin Advisory Services, Inc.                                Delaware
Franklin Agency, Inc.                                           California
Franklin Asset Management (Proprietary) Limited                 South Africa
Franklin Bank                                                   California
Franklin Capital Corporation                                    Utah
Franklin Investment Advisory Services, Inc.                     Delaware
Franklin Management, Inc.                                       California
Franklin Mutual Advisers, Inc.                                  Delaware
Franklin Partners, Inc.                                         California
Franklin Properties, Inc.                                       California
Franklin Real Estate Management, Inc.                           California
Franklin Receivables LLC                                        Delaware
Franklin Templeton Corporate Services, Inc.                     Delaware
Franklin Templeton Holding Limited                              Mauritius
Franklin Templeton Services, Inc.                               Delaware
Franklin Templeton Trust Company                                California
Franklin/Templeton Distributors, Inc.                           New York
Franklin/Templeton Investor Services, Inc.                      California
Franklin/Templeton Travel, Inc.                                 California
FS Capital Group                                                California
FS Properties Inc.                                              California
Happy Dragon Holdings Ltd.                                      British Virgin
                                     Islands
Orion Fund Management Limited                                   Bermuda
Property Resources Equity Trust                                 California
Property Resources, Inc.                                        California
T.G.H. Holdings Ltd.                                            Bahamas
TDA Emerging Europe Fund, LLC                                   Delaware
Templeton (Switzerland) Ltd.                                    Switzerland
Templeton Asset Management India Pvt. Ltd.                      India
Templeton Asset Management Ltd.                                 Singapore
Templeton China Research Ltd.                                   Hong Kong
Templeton Direct Advisors, Inc.                                 Delaware
Templeton Direct Advisors, L.P.                                 Delaware
Templeton Direct Investments, Inc.                              Delaware
Templeton do Brasil LTDA                                        Brazil
Templeton France S.A.                                           France
Templeton Funds Annuity Company                                 Florida
Templeton Funds Trust Company                                   Florida
Templeton Global Advisors Limited                               Bahamas
Templeton Global Investors Limited                              U.K.
Templeton Global Investors, Inc.                                Delaware
Templeton Global Strategic Services (Deutschland) GmbH          Germany
Templeton Global Strategic Services S.A.                        Luxembourg
Templeton Global Value Investors, Inc.                          Delaware
Templeton Global Value Investors, Inc.                          Delaware
Templeton Heritage Limited                                      Canada
Templeton International, Inc.                                   Delaware
Templeton Investment Counsel, Inc.                              Florida
Templeton Investment Holdings (Cyprus) Limited                  Cyprus
Templeton Investment Management (Australia) Limited             Australia
Templeton Investment Management Limited                         U.K.
Templeton Investment Management Co., Ltd.                       Japan
Templeton Italia, SIM S.p.A.                                    Italy
Templeton Management Limited                                    Canada
Templeton Research Poland SP.z.o.o.                             Poland
Templeton Trust Services Pvt. Ltd.                              India
Templeton Unit Trust Managers Limited                           U.K.
Templeton Worldwide, Inc.                                       Delaware
Templeton/Franklin Investment Services (Asia) Limited           Hong Kong
Templeton/Franklin Investment Services, Inc.                    Delaware

*All subsidiaries currently do business only under their corporate name except for Templeton Investment Counsel, Inc. which also operates under the name "Templeton Global Bond Managers"; and Templeton/Franklin Investment Services, Inc. which also operates under the assumed name, "Templeton Portfolio Advisory". Some Templeton subsidiaries also on occasion use the name Templeton Worldwide.

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